Exhibit 1.1

Up to 4,268,570 Shares

FFBW, INC.

(a Maryland corporation)

Common Stock

(par value $0.01 per share)

AGENCY AGREEMENT

November 12, 2019

Janney Montgomery Scott LLC

20 North Wacker Drive

Suite 2035

Chicago, Illinois 60606

Ladies and Gentlemen:

FFBW, Inc., a federal stock corporation (the "Mid–Tier Holding Company"), FFBW, Inc., a newly formed Maryland corporation organized to be the successor to the Mid–Tier Holding Company (the "Company"), FFBW, MHC, a federally chartered mutual holding company (the "MHC"), and First Federal Bank of Wisconsin, a federally chartered stock savings bank (the "Bank" and, collectively with the Mid-Tier Holding Company, the Company and the MHC, the "First Federal Parties"), hereby confirm their agreement with Janney Montgomery Scott LLC (the "Agent") with respect to the offer and sale by the Company of up to 4,268,570 shares of the Company’s common stock, par value $0.01 per share (the "Common Stock"). The shares of Common Stock to be sold by the Company in the Offering (as defined below) are hereinafter called the "Offer Shares." It is acknowledged that the number of Offer Shares to be sold in the Offering may be increased or decreased as described in the Prospectus (as defined below). If the number of Offer Shares is increased or decreased in accordance with the Prospectus, the term "Offer Shares" shall mean such greater or lesser number, where applicable. In addition, as described herein, the Company will contribute $250,000 of cash to FFBW Community Foundation (the "Foundation").

The MHC, in accordance with the Plan of Conversion and Reorganization (the "Plan"), intends to convert from the federally chartered mutual holding company form of organization to the stock holding company form of organization (the "Conversion") in accordance with the laws of the United States and 12 C.F.R. Part 239 (Regulation MM) of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") (such laws and the regulations are referred to herein as the "Conversion Regulations"). All capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings set forth in the Plan.

Pursuant to the Plan, the Company is offering the Offer Shares in the Subscription Offering, and, if necessary, (1) the Community Offering and/or (2) the Syndicated Community Offering (collectively, the "Offering"). The Company will sell the Offer Shares in the Offering at $10.00 per share. Immediately following the consummation of the Offering, subject to compliance with certain conditions as may be imposed by regulatory authorities, the Company will contribute to the Foundation $250,000 of cash (the "Foundation Contribution").

Pursuant to the Plan, the Company will issue a minimum of 2,539,970 shares and a maximum of 3,436,430 shares of Common Stock (the "Exchange Shares") to existing public stockholders of the Mid-Tier Holding Company in exchange for their existing shares of common stock of the Mid-Tier Holding Company (the "Exchange") so that, upon completion of the Offering and the Exchange, 100% of the outstanding shares of Common Stock of the Company will be publicly held, 100% of the outstanding shares of common stock of the Bank will be held by the Company, and the MHC and the Mid-Tier Holding Company will cease to exist. Collectively, the Offer Shares and the Exchange Shares may also be termed the "Shares." If the number of Shares is increased or decreased in accordance with the Plan, the term "Shares" shall mean such greater or lesser number, where applicable.

Pursuant to the Plan, in the Subscription Offering, the Company will offer the Offer Shares, subject to the allocation procedures and purchase limitations set forth in the Plan, in descending order of priority to: (1) Eligible Account Holders; (2) Tax-Qualified Employee Stock Benefit Plans of the Company or the Bank (including the Bank's employee stock ownership plan (the "ESOP")); (3) Supplemental Eligible Account Holders; and (4) Other Members. The Company may offer the Offer Shares, if any, remaining after the Subscription Offering, in the Community Offering on a priority basis first to natural persons and trusts of natural persons residing in the Wisconsin counties of Waukesha and Milwaukee, and then to the Mid-Tier Holding Company’s public stockholders as of the Stockholder Voting Record Date and then to the general public. In the event a Community Offering is held, it may be held at any time during or immediately after the Subscription Offering. Depending on market conditions, Offer Shares available for sale but not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to selected members of the general public through a syndicate of registered broker-dealers ("Assisting Brokers") that are members of the Financial Industry Regulatory Authority ("FINRA") managed by the Agent as the sole book-running manager.

It is acknowledged that the number of Offer Shares to be sold in the Offering may be increased or decreased as described in the Prospectus (as hereinafter defined); that the purchase of the Offer Shares in the Offering is subject to minimum and maximum purchase limitations as described in the Plan and the Prospectus; and that the Company may reject, in whole or in part, any subscription received in the Community Offering or the Syndicated Community Offering.

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-233740), including a related prospectus, for the registration of the sale of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission promulgated under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus to be used in the Offering. The Prospectus contains information with respect to the Bank, the Company, the MHC, the Mid-Tier Holding Company, the Foundation and the Common Stock.

In connection with the Conversion, the MHC filed with the Federal Reserve Board an application for conversion to a stock company (together with any other required ancillary applications and/or notices and amendments thereto, the "Conversion Application") as required by the Federal Reserve Board in accordance with the Home Owners’ Loan Act, as amended (the "HOLA"), and 12 C.F.R. Part 239. The Company has also filed with the Federal Reserve Board its application on Form H-(e)1 (together with any other required ancillary applications and/or notices and amendments thereto, the "Holding Company Application") to become a unitary savings and loan holding company under the HOLA and the regulations promulgated thereunder. The Company has also filed with the Office of the Comptroller of the Currency (the "OCC") a Notice to amend the Bank’s charter (together with any other required ancillary applications and/or notices and amendments thereto, the "OCC Application" and, collectively with the Conversion Application and the Holding Company Application, the "Applications"), as required by the rules and regulations of the OCC promulgated under 12 C.F.R. Part 192.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

(a)           The First Federal Parties jointly and severally represent and warrant to the Agent as of the date hereof as follows:

(i)            The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the First Federal Parties, threatened by the Commission. At the time the Registration Statement became effective, at the Applicable Time (as defined below) and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of the date hereof does not, and at the Applicable Time and the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent or its counsel expressly for use in the Registration Statement or Prospectus which the First Federal Parties agree consists solely of the Agent Information (as hereinafter defined) described as such in Section 6(a) hereof.

(ii)            At the time of filing the Registration Statement relating to the Offering and as of the date hereof, the Company was not, and is not, an "ineligible issuer," as defined in Rule 405 of the Securities Act Regulations. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) of the Securities Act Regulations, the Company met the conditions required by Rules 164 and 433 of the Securities Act Regulations for the use of a free writing prospectus. If required to be filed, the Company has filed any issuer free writing prospectus related to the Shares at the time it was required to be filed under Rule 433 of the Securities Act Regulations and, if not required to be filed, it has retained such free writing prospectus in the Company’s records pursuant to Rule 433(g) of the Securities Act Regulations and, if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Shares, the Company will file or retain such free writing prospectus as required by Rule 433 of the Securities Act Regulations.

(iii)          As of the Applicable Time, neither (A) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the "General Disclosure Package"), nor (B) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent expressly for use therein, it being understood and agreed that the only information furnished by the Agent consists of the Agent Information described in Section 6(a) hereof. As used in this paragraph and elsewhere in this Agreement:

1.            "Applicable Time" means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Offer Shares.

2.            "Statutory Prospectus," as of any time, means the Prospectus relating to the Offer Shares that is included in the Registration Statement relating to the Offer Shares immediately prior to the relevant Applicable Time, including any document incorporated by reference therein.

3.            "Issuer-Represented Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433(h) of the Securities Act Regulations, relating to the Offer Shares. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the Securities Act, without regard to Rule 172 or Rule 173 of the Securities Act Regulations.

4.            "Issuer-Represented General Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5.            "Issuer-Represented Limited-Use Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any "bona fide electronic road show," as defined in Rule 433 of the Securities Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the Securities Act Regulations or otherwise, even though not required to be filed with the Commission.

6.            "Permitted Free Writing Prospectus" means any free writing prospectus consented to by the Company and the Agent.

(iv)          Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the Offer Shares or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent expressly for use therein.

(v)           The Prospectus and each Issuer-Represented Free Writing Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the offer and sale of the Offer Shares.

(vi)          The Conversion Application, including the Plan, the Prospectus, the proxy statement for the solicitation of proxies from the Voting Members for the special meeting to approve the Plan (the "Members’ Proxy Statement") and the proxy statement/prospectus for the solicitation of proxies from shareholders of the Mid-Tier Holding Company for the special meeting at which shareholders will vote on a proposal to approve the Plan (the "Shareholders’ Proxy Statement"), was approved by the Federal Reserve Board on November 12, 2019, and no approval or authorization of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Members’ Proxy Statement and Shareholders’ Proxy Statement. At the time of its use, the Members’ Proxy Statement and any other proxy solicitation or informational materials will comply as to form in all material respects with the applicable provisions of the Conversion Regulations except to the extent waived or otherwise approved by the Federal Reserve Board or any other applicable regulator. No order has been issued by the Federal Reserve Board or any other applicable regulator preventing or suspending the use of the Prospectus, the Members’ Proxy Statement or the Shareholders’ Proxy Statement and no action by or before the Federal Reserve Board or any other applicable regulator to revoke any approval, authorization or order of effectiveness related to the Offering is pending or, to the knowledge of the First Federal Parties, threatened. At the time of the approval of the Conversion Application, including the Plan, the Prospectus, the Members’ Proxy Statement and the Shareholders’ Proxy Statement (including any amendments or supplements thereto), by the Federal Reserve Board or any other applicable regulator and at all times subsequent thereto until the Closing Time, the Conversion Application, including the Plan, the Prospectus, the Members’ Proxy Statement and the Shareholders’ Proxy Statement (including any amendments or supplements thereto), complied as to form in all material respects with the Conversion Regulations, except to the extent waived or otherwise approved by the Federal Reserve Board or any other applicable regulator. The Conversion Application, including the Plan, the Prospectus, the Members’ Proxy Statement and the Shareholders’ Proxy Statement (including any amendments or supplements thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 1(a)(vi) shall not apply to statements or omissions made in reliance upon and in conformity with the Agent Information.

(vii)         The Company has filed the Holding Company Application with the Federal Reserve Board and has published notice of such filing and the Holding Company Application is accurate and complete in all material respects. The Holding Company has received written notice from the Federal Reserve Board of its approval of the acquisition of the Bank on November 12, 2019, such approval remains in full force and effect and no order has been issued by the Federal Reserve Board or any other applicable regulator suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the First Federal Parties, threatened by the Federal Reserve Board or any other applicable regulator. At the date of such approval, the Holding Company Application complied as to form in all material respects with the applicable provisions of the HOLA and the regulations promulgated thereunder, except as the Federal Reserve Board has expressly waived such regulations in writing.

(viii)        The Company has received written notice from the OCC of its approval of the OCC Application on October 23, 2019, such approval remains in full force and effect and no order has been issued by the OCC or any other applicable regulator suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the First Federal Parties, threatened by the OCC or any other applicable regulator. At the date of such approval, the OCC Application complied as to form in all material respects with the applicable provisions of the regulations of the OCC, except as the OCC has expressly waived such regulations in writing.

(ix)           The MHC has filed the Prospectus and any other document or communication to be used in connection with the Offering (the "Sales Information") with the Federal Reserve Board as part of the Conversion Application. The Prospectus, the Shareholders’ Proxy Statement and all Sales Information, as of the date the Registration Statement became effective and at the Closing Time, complied and will comply as to form in all material respects with the applicable requirements of the Securities Act Regulations and the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the Federal Reserve Board and any other applicable regulator and the Commission for use in final form. No approval of any other regulatory, supervisory or other public authority is required in connection with the distribution of the Prospectus, the Shareholders’ Proxy Statement and any Sales Information that has not been obtained and a copy of which has been delivered to the Agent. The First Federal Parties have not distributed any offering materials in connection with the Offering except for the Prospectus, the Shareholders’ Proxy Statement and any Sales Information that has been filed with the Registration Statement and the Conversion Application and authorized for use by the Commission, the Federal Reserve Board and any other applicable regulator. The information contained in the Sales Information filed as an exhibit to both the Registration Statement and the Conversion Application does not conflict in any material respects with information contained in the Registration Statement and the Prospectus.

(x)            The Plan has been duly adopted by the Boards of Directors of each of the First Federal Parties, and the offer and sale of the Offer Shares will have been conducted in all material respects, except to the extent waived or otherwise approved by the Federal Reserve Board or any other applicable regulator, in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the First Federal Parties by the Federal Reserve Board or any other applicable regulator and in the manner described in the Prospectus. To the knowledge of the First Federal Parties, no person has sought to obtain review of the final action of the Federal Reserve Board or any other applicable regulator in approving the Conversion pursuant to the HOLA or any other applicable law.

(xi)           The Conversion will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports and documents in compliance with the Securities Act Regulations, the Conversion Regulations or letters of approval, at the Closing Time, all terms, conditions, requirements and provisions with respect to the Conversion imposed by the Federal Reserve Board, if any, will have been complied with by the First Federal Parties in all material respects or appropriate waivers will have been obtained and all applicable notice and waiting periods will have been satisfied, waived or elapsed.

(xii)          None of the Commission, the Federal Reserve Board or any state securities "Blue Sky" authority, if applicable has by order or otherwise, prevented or suspended the use of the Members' Proxy Statement, the Shareholders' Proxy Statement, the Prospectus or any Sales Information authorized by any of the First Federal Parties for use in connection with the Offering, and no actions or proceedings for such purposes are pending or, to the knowledge of the First Federal Parties, threatened.

(xiii)         At the Closing Time, the First Federal Parties will have completed the conditions precedent to the Conversion and the Foundation Contribution in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion and the Foundation Contribution imposed upon the First Federal Parties by the Federal Reserve Board, the OCC or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion or which have been waived thereby. The Conversion, the Offering and other transactions contemplated hereby do not and will not require any material consent, approval, authorization or permit or filing with any other governmental agency or regulatory authority, except as disclosed in the Prospectus.

(xiv)         Keller & Company, Inc. (the "Appraiser"), which prepared the valuation of the Company as part of the Conversion, has advised the First Federal Parties in writing that it satisfies all requirements for an appraiser set forth in the Conversion Regulations and any interpretations or guidelines issued by the Federal Reserve Board or its staff with respect thereto and that it has not been advised by the Federal Reserve Board that it is not so qualified to prepare such valuation.

(xv)          Wipfli LLP ("Wipfli"), the accountants who audited the consolidated financial statements included in the Registration Statement, has advised the First Federal Parties in writing that they are independent public accountants within the meaning of Rule 101 of the American Institute of Certified Public Accountants (the "AICPA"), that they are registered with the Public Company Accounting Oversight Board ("PCAOB") and such accountants are, with respect to the First Federal Parties, independent certified public accountants as required by the Securities Act, the Securities Act Regulations and the Conversion Regulations.

(xvi)         None of the First Federal Parties, directly or indirectly, owns any equity interest in or otherwise controls any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization except as otherwise described in the Registration Statement, the Prospectus and the General Disclosure Package. Upon completion of the Conversion, the only subsidiary of the Company will be the Bank.

(xvii)        The consolidated financial statements, schedules and the related notes thereto included in the Registration Statement, the Prospectus and the General Disclosure Package present fairly the consolidated financial position of the Mid-Tier Holding Company at the dates indicated and the consolidated results of operations, changes in retained earnings and cash flows of the Mid-Tier Holding Company for the periods specified, and comply as to form with the applicable accounting requirements of the Securities Act Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement, the Prospectus and the General Disclosure Package, said consolidated financial statements, schedules and related notes have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis and present fairly the information required to be stated therein except as noted therein. The other financial, statistical and pro forma information and related notes included in the Prospectus and the General Disclosure Package present fairly the information shown therein on a basis consistent with the audited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

(xviii)       Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, except as otherwise stated therein: (A) there has been no material adverse change in the financial condition, results of operations, business affairs, management or prospects of the First Federal Parties, considered as one enterprise, whether or not arising in the ordinary course of business ("Material Adverse Effect"), (B) except for transactions specifically referred to or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package, there have been no transactions entered into by any of the First Federal Parties, other than those in the ordinary course of business, which are material with respect to the First Federal Parties, (C) the capitalization, liabilities, assets, properties and business of the First Federal Parties conform in all material respects to the descriptions contained in the Prospectus and the General Disclosure Package and none of the First Federal Parties has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement, the Prospectus or the General Disclosure Package and (D) none of the First Federal Parties has issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus and the General Disclosure Package.

(xix)         The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and the Company, at the Closing Time, will be qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. As of the Closing Time, the Company will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business as contemplated by the Applications and as described in the Prospectus and the General Disclosure Package, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect. At the Closing Time, all such licenses, permits and other governmental authorizations will be in full force and effect and the Company will be in all material respects in compliance therewith and with all laws, rules, regulations and orders applicable to the operation of its business. None of the First Federal Parties has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect. Following the completion of the Conversion, the Company will be a registered savings and loan holding company under the HOLA.

(xx)          Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus and the General Disclosure Package under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus and the General Disclosure Package); except as set forth elsewhere in this Agreement, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time; at the time of the Conversion, the Shares will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and nonassessable; the certificates and/or book entries, as applicable, representing the shares of Common Stock will conform to the requirements of applicable law and regulations; and the issuance of the Shares is not subject to preemptive or other similar rights except for subscription rights granted under the Plan in accordance with the Conversion Regulations.

(xxi)         The Bank is duly organized, validly existing and in good standing as a federally chartered savings association in stock form organized under the laws of the United States of America with full corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. The Bank has obtained all licenses, permits and other governmental authorizations required for the conduct of its business as contemplated by the Applications and as described in the Prospectus and the General Disclosure Package, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect. All such licenses, permits and other governmental authorizations are in full force and effect and the Bank is in all material respects in compliance therewith and with all laws, rules, regulations and orders applicable to the operation of its business. None of the First Federal Parties has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect. The Bank is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a Material Adverse Effect. The Bank is a member in good standing of the Federal Home Loan Bank of Chicago; the deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to the applicable limits. The Bank is a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m). Upon consummation of the Conversion, the liquidation account for the benefit of eligible account holders will be duly established in accordance with the requirements of the Conversion Regulations.

(xxii)        The MHC is duly organized, validly existing and in good standing as a mutual holding company organized under the laws of the United States of America with full corporate power and authority to own and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. At the Closing Time, the corporate existence of the MHC will cease. The MHC has obtained all licenses, permits and other governmental authorizations required for the conduct of its business as contemplated by the Applications and as described in the Prospectus and the General Disclosure Package, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect. All such licenses, permits and other governmental authorizations are in full force and effect and the MHC is in all material respects in compliance therewith and with all laws, rules, regulations and orders applicable to the operation of its business. None of the First Federal Parties has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect. The MHC has no capital stock.

(xxiii)       The Mid-Tier Holding Company is duly organized, validly existing and in good standing as a stock holding company organized under the laws of the United States of America with full corporate power and authority to own and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. At the Closing Time, the corporate existence of the Mid-Tier Holding Company will cease. The Mid-Tier Holding Company has obtained all licenses, permits and other governmental authorizations required for the conduct of its business as contemplated by the Applications and as described in the Prospectus and the General Disclosure Package, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect. All such licenses, permits and other governmental authorizations are in full force and effect and the Mid-Tier Holding Company is in all material respects in compliance therewith and with all laws, rules, regulations and orders applicable to the operation of its business. None of the First Federal Parties has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect.

(xxiv)       The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). No shares of Common Stock and no shares of Company Preferred Stock have been or will be issued and outstanding prior to the Closing Time. The authorized capital stock of the Bank consists of 19,000,000 shares of common stock, par value $0.01 per share ("Bank Common Stock"), of which 100 shares of Bank Common Stock are issued and outstanding and owned by the Mid-Tier Holding Company beneficially and of record free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim, and 1,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. The issued and outstanding shares of Bank Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and, upon completion of the Conversion, will be owned directly by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim. The authorized capital stock of the Mid-Tier Holding Company consists of 20,000,000 shares of common stock, par value $0.01 per share ("Mid-Tier Holding Company Common Stock"), of which 6,566,478 shares of Mid-Tier Holding Company Common Stock are issued and outstanding as of the date hereof, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. No additional shares of Mid-Tier Holding Company Common Stock and no shares of Mid-Tier Holding Company Preferred Stock will be issued prior to the Closing Time, except for shares of Mid-Tier Holding Company Common Stock that may be issued upon the exercise of options granted under the Mid-Tier Holding Company’s 2018 Equity Incentive Plan. The issued and outstanding shares of Mid-Tier Holding Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. The MHC owns 3,636,875 shares of Mid-Tier Holding Company Common Stock beneficially and of record free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim. The terms and provisions of the Mid-Tier Holding Company Common Stock conform to all statements relating thereto contained in the Prospectus. Following completion of the Conversion: (i) the issued and outstanding shares of Common Stock will be duly authorized and validly issued and fully paid and nonassessable and will be issued in compliance with all federal and state securities laws; (ii) the provisions of the Common Stock will conform with the requirements of applicable law and to all statements relating thereto contained in the Prospectus; and (iii) the certificates representing the shares of the Common Stock will conform with the requirements of applicable laws and regulations. The issuance of the Common Stock is not subject to preemptive rights.

(xxv)        Each of the First Federal Parties has taken all corporate action necessary for it to execute, deliver and perform this Agreement and the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, each of the First Federal Parties and, assuming due execution by the Agent, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws and the availability of equitable remedies.

(xxvi)       Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the First Federal Parties will have (A) except as otherwise set forth herein, issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus and the General Disclosure Package or (B) entered into any transaction or series of transactions which is material in light of the business of the First Federal Parties, considered as one enterprise, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgage-backed securities in the ordinary course of business consistent with past practice.

(xxvii)      No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement, the issuance of the Shares or the consummation of the Conversion that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the "blue sky" or state securities laws of various jurisdictions.

(xxviii)     None of the First Federal Parties is or at the Closing Time will be in violation of their respective charters or bylaws; and none of the First Federal Parties is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of the First Federal Parties is a party or by which it or any of them may be bound, or to which any of the property or assets of any of the First Federal Parties is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; and there are no contracts or documents of any of the First Federal Parties that are required to be filed as exhibits to the Registration Statement or any of the Applications or described in the Prospectus, the General Disclosure Package or any of the Applications that have not been so filed or described.

(xxix)       The Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of each of the First Federal Parties and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the First Federal Parties pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of the First Federal Parties is a party or by which it or any of them may be bound, or to which any of the property or assets of any of the First Federal Parties is subject, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect; nor will such action result in any violation of the provisions of the respective charter or bylaws of any of the First Federal Parties, or any applicable law, administrative regulation or administrative or court decree.

(xxx)         No labor dispute with the employees of any of the First Federal Parties exists or, to the knowledge of the First Federal Parties, is imminent or threatened; and none of the First Federal Parties is aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors that might be expected to result in any Material Adverse Effect.

(xxxi)        Each of the First Federal Parties has good and marketable title to all properties and assets for which ownership is material to the business of the First Federal Parties and to those properties and assets described in the Prospectus and the General Disclosure Package as owned by any of them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus and the General Disclosure Package, and all of the leases and subleases material to the business of the First Federal Parties under which any of the First Federal Parties hold properties, including those described in the Prospectus and the General Disclosure Package, are valid and binding agreements of the applicable First Federal Party, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or similar laws and availability of equitable remedies.

(xxxii)       None of the First Federal Parties is in violation of any order or directive from the Federal Reserve Board, the OCC, the FDIC, the Commission or any other regulatory authority to make any material change in the method of conducting its respective businesses; each of the First Federal Parties has conducted and is conducting its business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the Federal Reserve Board, the OCC, the FDIC or the Commission). None of the First Federal Parties is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, a "Regulatory Agreement"), nor has any of the First Federal Parties been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of any of the First Federal Parties that, in the reasonable judgment of the First Federal Parties, is expected to result in a Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof or that might materially and adversely affect the consummation of the Conversion or the performance of this Agreement. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to any of the First Federal Parties.

(xxxiii)     There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the First Federal Parties, threatened, against or affecting any of the First Federal Parties that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might result in any Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof, the performance of this Agreement or the consummation of the Conversion; all pending legal or governmental proceedings to which any of the First Federal Parties is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to their respective business, are considered in the aggregate not material.

(xxxiv)     The First Federal Parties have obtained (A) an opinion of their counsel, Luse Gorman, PC, with respect to the legality of the Shares to be issued and the federal income tax consequences of the Conversion and (B) the opinion of Wipfli with respect to the State of Wisconsin state tax consequences of the Conversion, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus and the General Disclosure Package; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and none of the First Federal Parties has taken or will take any action inconsistent therewith.

(xxxv)      None of the First Federal Parties is and, upon completion of the Conversion and the Offering and sale of the Offer Shares and the application of the net proceeds therefrom and the issuance of the Exchange Shares, will be, required to be registered under the Investment Company Act of 1940, as amended.

(xxxvi)     All of the loans represented as assets on the most recent consolidated financial statements or consolidated selected financial information of the Mid-Tier Holding Company and on the consolidated financial statements included in the Prospectus and the General Disclosure Package meet or are exempt from all requirements of federal, state or local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

(xxxvii)    To the knowledge of the First Federal Parties, with the exception of the intended loan to the ESOP by the Company to enable the ESOP to purchase Offer Shares in an amount up to 8% of the Common Stock that will be outstanding following the Offering, none of the First Federal Parties or their respective employees has made any payment of funds of any of the First Federal Parties as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(xxxviii)   Each of the Mid-Tier Holding Company, the Bank and the MHC maintains, and, immediately prior to the Closing, the Company will adopt, a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxix)     Each of the First Federal Parties is in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. The Bank has established compliance programs and is in compliance in all material respects with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder and any other applicable money laundering or similar or related laws and any related rules, regulations or guidelines issued, administered or enforced by any applicable governmental agency or regulatory authority. There is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the knowledge of the First Federal Parties, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any regulations promulgated thereunder and any other applicable money laundering or similar or related laws and any related rules, regulations or guidelines issued, administered or enforced by any applicable governmental agency or regulatory authority.

(xl)           None of the First Federal Parties, nor any properties owned or operated by any of the First Federal Parties, is in material violation of or liable under any Environmental Law (as defined below). There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the First Federal Parties threatened, relating to the liability of any property owned or operated by any of the First Federal Parties under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (A) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (B) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(xli)          Each of the First Federal Parties has filed all federal, state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority. None of the First Federal Parties has any knowledge of any tax deficiency that has been asserted or could be asserted against any of the First Federal Parties.

(xlii)         The Company has submitted or will have submitted prior to Closing all notices required to consummate the Conversion and to have the Common Stock listed on the Nasdaq Capital Market effective as of the Closing Time.

(xliii)        At or prior to the Closing Time, the Company will have filed a Form 8-A (the "Exchange Act Registration Statement") for the Common Stock to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act ").

(xliv)        There are no affiliations or associations (as such terms are defined by FINRA) between any member of FINRA and any officer or director of any of the First Federal Parties. None of the First Federal Parties has: (A) issued any securities within the last 18 months (except for notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus and the General Disclosure Package); (B) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; or (C) engaged any intermediary between the Agent and any of the First Federal Parties in connection with the Offering, and no person is being compensated in any manner for such services.

(xlv)         Each of the Mid-Tier Holding Company, the Bank and the MHC carries, or is covered by, and the Company will carry, or be covered by, prior to the Closing Time, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in similar industries.

(xlvi)        None of the First Federal Parties has relied on the Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.

(xlvii)       The records used by the First Federal Parties to determine the identity of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

(xlviii)      Each of the First Federal Parties is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which any of the First Federal Parties would have any liability; none of the First Federal Parties has incurred or expects to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which any of the First Federal Parties would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(xlix)        Each of the First Federal Parties is in compliance with the applicable provisions of the Exchange Act, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission thereunder, and the Nasdaq corporate governance rules applicable to it, and will use its best efforts to comply with those provisions of the Exchange Act, the Sarbanes-Oxley Act of 2002 and the Nasdaq corporate governance rules that will become effective in the future upon their effectiveness.

(l)             No forward-looking statement (within the meaning of Section 27A of the Securities Act) contained in the Registration Statement, the General Disclosure Package, the Prospectus and any Issuer-Represented Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(li)            All of the information, as may have been updated or amended, provided to the Agent or to counsel for the Agent by any of the First Federal Parties or any of their respective officers or directors in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110 and 5121 is true, complete and correct.

(lii)           None of the First Federal Parties nor any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes. For purposes of this subsection, "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with any of the First Federal Parties.

(liii)          None of the First Federal Parties nor any director, officer, employee or, to the knowledge of the First Federal Parties, after due inquiry, agent or affiliate thereof is (A) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC") or relevant sanctioning authority; or (B) located, organized or resident in a country or territory that is the subject of such sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria). The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or engage in dealings or transactions with any person, or in any country, or territory, subject to any U.S. sanctions administered by OFAC or other relevant governmental authority.

(liv)           None of the First Federal Parties nor any of their respective directors, officers or employees nor, to the knowledge of the First Federal Parties, any agent, affiliate or other person associated with or acting on behalf of any of the First Federal Parties has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Each of First Federal Parties has instituted, maintains and enforces, and each of the First Federal Parties will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(lv)           The Mid-Tier Holding Company has established and maintains and the Company has established or will establish and maintain prior to Closing Time "disclosure controls and procedures" (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), that are effective in ensuring that the information it will be required to disclose in the reports it files or submits under the Exchange Act and the rules and regulations promulgated thereunder (the "Exchange Act Regulations") is accumulated and communicated to the Company's management (including the Company's principal executive officer and principal financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Exchange Act Regulations. The Mid-Tier Holding Company’s independent registered public accounting firm and the Audit Committee of its Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Mid-Tier Holding Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Mid-Tier Holding Company’s internal controls; and such deficiencies or fraud have either been disclosed in the Prospectus and the General Disclosure Package, or are not material to the First Federal Parties, considered as one enterprise; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no material changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies, material weaknesses or fraud.

(lvi)         Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(A)          Each of the First Federal Parties has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by any of the First Federal Parties satisfied, (i) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between any of the First Federal Parties and any Agency, Loan Investor or Insurer (as such terms are hereinafter defined), (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (iv) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(B)           No Agency, Loan Investor or Insurer has (i) claimed in writing that any of the First Federal Parties has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or the Bank to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (ii) imposed in writing restrictions on the activities (including commitment authority) of any of the First Federal Parties or (iii) indicated in writing to any of the First Federal Parties that it has terminated or intends to terminate its relationship with any of the First Federal Parties for poor performance, poor loan quality or concern with respect to any of the First Federal Parties’ compliance with laws.

 For purposes of hereof (x) "Agency" means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal National Mortgage Association, the U.S. Department of Veterans’ Affairs, the Rural Development Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or the Bank or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (y) "Loan Investor" means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by any of the First Federal Parties or a security backed by or representing an interest in any such mortgage loan; and (z) "Insurer" means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by any of the First Federal Parties, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(lvii)        Except as described in the Prospectus and the General Disclosure Package, there are no contractual encumbrances or contractual restrictions or regulatory restrictions on the ability (A) of any of the First Federal Parties to pay dividends or to make any other distributions on its capital stock or (B) of any of the First Federal Parties (i) to pay any indebtedness owed to any other First Federal Party, (ii) to make any loans or advances to, or investments in, any other First Federal Party, subject to applicable law and regulation, or (iii) to transfer any of its property or assets to any other First Federal Party.

(lviii)       From the time of the initial filing of the Registration Statement through the date hereof, the Company has been and is an "emerging growth company" (as defined in Section 2(a) of the Securities Act).

(lix)         The Foundation has been duly authorized and incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the General Disclosure Package; the Foundation is not a bank holding company with the meaning of 12 C.F.R. Section 225.2(c); except as disclosed in the Prospectus, no approvals are required to make the Foundation Contribution; except as specifically disclosed in the Prospectus, there are no agreements and/or understandings, written or oral, between any of the First Federal Parties on the one hand and the Foundation, on the other, with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of any shares of Common Stock held by the Foundation. The Foundation has submitted within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Code; none of the First Federal Parties has taken any action which may reasonably be expected to result in the possible loss of the Foundation’s tax-exempt status; and except for $250,000 and 25,000 shares of common stock of the Mid-Tier Holding Company contributed to the Foundation on October 10, 2017, none of the First Federal Parties has contributed any assets to the Foundation prior to the Foundation Contribution.

(b)           Any certificate signed by any officer of any of the First Federal Parties and delivered to the Agent or counsel for the Agent shall be deemed a representation and warranty by the applicable First Federal Parties to the Agent and, for purposes of the opinions to be delivered to the Agent pursuant to Sections 5(b)(1) and 5(b)(2) hereof, to the counsel for the Company and the Agent as to matters covered thereby.

SECTION 2. APPOINTMENT OF AGENT; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

Subject to the terms and conditions herein set forth, the First Federal Parties hereby appoint the Agent as their exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Offer Shares and to advise and assist the First Federal Parties with respect to the Company's sale of the Offer Shares in the Offering.

On the basis of the representations, warranties, and agreements herein contained, and subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the First Federal Parties as to the matters set forth in the letter agreement, dated August 20, 2019, between the Mid-Tier Holding Company and the Agent (the "Engagement Letter"). It is acknowledged by the First Federal Parties that the Agent shall not be required to purchase any Offer Shares or be obligated to take any action that is inconsistent with any applicable laws, regulations, decisions or orders.

Except as specifically provided for in Section 9 hereof, the obligations of the Agent pursuant to this Agreement shall terminate upon consummation of the Offering, but in no event later than 45 days after the completion of the Subscription Offering and, if held, the Community Offering (the "End Date") unless the First Federal Parties and the Agent agree in writing to extend such period and the Federal Reserve Board agrees to extend the period of time in which the Offer Shares may be sold. All fees or expenses due to the Agent but unpaid will be payable to the Agent in same day funds at the earlier of the Closing Time or the End Date.

If any of the Offer Shares remain available after the expiration of the Subscription Offering and, if held, the Community Offering, at the request of the First Federal Parties, the Agent will seek to form a syndicate of Assisting Brokers to assist in the solicitation of purchase orders of such Offer Shares on a best efforts basis in a Syndicated Community Offering. The Agent will serve as sole book-running manager of any Syndicated Community Offering. The Agent will endeavor to distribute the Offer Shares among the Assisting Brokers in a fashion that best meets the distribution objectives of the First Federal Parties and the requirements of the Plan, which may result in limiting the allocation of Offer Shares to certain Assisting Brokers. It is understood that in no event shall the Agent be obligated to act as an Assisting Broker or to take or purchase any Offer Shares.

In the event that the Conversion and the Offering are not consummated for any reason, including but not limited to the inability to sell a minimum of 3,155,030 Offer Shares within the period herein provided (including any permitted extension thereof), or such other minimum number of Offer Shares as shall be established consistent with the Plan and the Conversion Regulations, this Agreement shall terminate and the Company shall refund promptly to any persons who have subscribed for any of the Offer Shares the full amount that it may have received from them, together with accrued interest as provided in the Prospectus and the General Disclosure Package, and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except for the obligations of the First Federal Parties as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for promptly placing the funds received from subscriptions for Offer Shares or other offers to purchase Offer Shares in special interest-bearing accounts with the Bank until all Offer Shares are sold and paid for were made by the Company prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Offer Shares are sold.

If at least the total minimum of 3,155,030 Offer Shares, as set forth on the cover page of the Prospectus, are sold within the period herein provided (including any permitted extension thereof), the Company agrees to issue or have issued the Offer Shares sold and to release for delivery certificates for such Offer Shares or statements reflecting book entry ownership of such Offer Shares at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Luse Gorman PC, at 10:00 a.m., Eastern Time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Offer Shares. Certificates or statements reflecting book-entry ownership of Offer Shares shall be delivered directly to the purchasers thereof in accordance with their directions. The hour and date upon which the Company shall release for delivery all of the Offer Shares, in accordance with the terms hereof, is herein called the "Closing Time."

The Company will pay any stock issue and transfer taxes that may be payable with respect to the sale of the Offer Shares.

In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive:

(a)            A non-refundable management fee of $25,000 (the "Management Fee"), which will be paid promptly following the date hereof upon commencement of the Offering.

(b)            A non-refundable cash fee in the amount of $360,000 (the "Success Fee"), which shall be paid upon the completion of the Subscription Offering and the Community Offering. For the avoidance of doubt, the obligation to pay to the Agent the full Success Fee upon completion of the Subscription Offering and the Community Offering shall survive any termination of this Agreement, including any termination occurring prior to the completion of the Subscription Offering and the Community Offering. The Management Fee shall be credited against the Success Fee.

(c)            A non-refundable cash fee in the amount of $50,000 (the "Services Fee"), $12,500 of which has been earned in full and paid prior to the date hereof, in connection with the Agent's provision of services as records agent pursuant to the Engagement Letter. The balance of the Services Fee shall be due and payable immediately upon the mailing of the Subscription Offering documents. Any material changes in the Conversion Regulations or the Plan, or delays requiring duplicate or replacement processing due to changes to record dates, may result in additional fees not to exceed $10,000.

(d)           With respect to any Offer Shares sold in the Syndicated Community Offering, an aggregate fee of 6% of the aggregate purchase price of the Offer Shares sold in the Syndicated Community Offering.

If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Conversion is terminated by the Company, no fee, other than the Management Fee and the Services Fee, shall be payable by the Company to the Agent; provided, however, that the Company shall reimburse the Agent in accordance with the provisions of Section 4 hereof for all of its reasonable out-of-pocket expenses up to $15,000 and for its attorney’s fees and expenses up to $75,000, for a total maximum of $90,000, incurred prior to termination. In addition, the Company shall be obligated to pay the other fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination.

All fees payable to the Agent hereunder shall be payable in immediately available funds at the Closing Time, or upon the termination of this Agreement, as the case may be.

SECTION 3. COVENANTS OF THE FIRST FEDERAL PARTIES.

The First Federal Parties jointly and severally covenant with the Agent as follows:

(a)           The First Federal Parties will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Applications, the Members' Proxy Statement and the Shareholders' Proxy Statement as may hereafter be required by the Securities Act Regulations or the Conversion Regulations or as may hereafter be requested by the Agent. The First Federal Parties will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to any of the Applications, (ii) of the receipt of any comments from the Federal Reserve Board, the OCC or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission, the Federal Reserve Board or the OCC for any amendment to the Registration Statement, any of the Applications or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Federal Reserve Board or the OCC of any order suspending its approval of any of the Applications or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission or the Federal Reserve Board of an order suspending the Offering or the use of the Prospectus or any Issuer-Represented Free Writing Prospectus or the initiation or threatened initiation of such proceedings, (vi) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vii) of the receipt of any notice with respect to the suspension of any qualification of the Shares for offering or sale in any jurisdiction. The First Federal Parties will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           The Company represents and agrees that, unless it obtains the prior written consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior written consent of the Company, they have not made and will not make any offer relating to the Offer Shares that would constitute an Issuer-Represented Free Writing Prospectus or that would constitute a "free writing prospectus," as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission. The Company represents that it has and will comply with the requirements of Rule 433 of the Securities Act Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the Securities Act without regard to Rule 172 or 173 of the Securities Act Regulations. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus materially conflicted or would materially conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with the Agent Information.

(c)           The First Federal Parties will give the Agent notice of their intention to file or prepare any amendment to any of the Applications or the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus, will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

(d)           The First Federal Parties will deliver to the Agent as many signed copies and as many conformed copies of the Applications and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

(e)            During the period when the Prospectus is required to be delivered, the First Federal Parties will comply, at their own expense, with all requirements imposed upon them by the Federal Reserve Board, by the applicable Conversion Regulations, as from time to time in force, and by the Nasdaq Stock Market, the Securities Act, the Securities Act Regulations, the Exchange Act, and the Exchange Act Regulations, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(f)             If any event or circumstance shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Agent, to amend or supplement the Registration Statement or Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it is necessary to amend or supplement the Prospectus to comply with applicable law and regulation, the First Federal Parties will forthwith amend or supplement the Registration Statement or Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or so the Prospectus will comply with applicable law and regulation, and the First Federal Parties will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the First Federal Parties will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

(g)            The First Federal Parties will take all necessary action, in cooperation with the Agent, to qualify the Shares for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Conversion Regulations may require and as the Agent and the Company have agreed; provided, however, that none of the First Federal Parties shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Shares have been so qualified, the First Federal Parties will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(h)           The Company authorizes the Agent and any Assisting Broker to act as agents of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Offer Shares having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offering will be made (the "Blue Sky Survey").

(i)            The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

(j)            During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its shareholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company for such quarter in reasonable detail. In addition, the Company will use its reasonable best efforts to make public such annual report and quarterly consolidated summary financial information through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to shareholders of the Company.

(k)            During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to shareholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request. For purposes of this paragraph, any document filed electronically with the Commission shall be deemed furnished to the Agent.

(l)             The First Federal Parties will (i) use their best efforts to complete the conditions precedent to the Offering and the Conversion in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion and the Offering imposed upon any of the First Federal Parties by the Commission, the Federal Reserve Board, the OCC or any other regulatory authority or state securities (blue sky) authority, and to comply with those which the regulatory authority permits to be completed after the Conversion and the Offering; and (ii) conduct the Conversion and the Offering in the manner described in the Prospectus and in accordance with the Plan, the Conversion Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Conversion and the Offering imposed upon any of the First Federal Parties by the Commission, the Federal Reserve Board, the OCC or any other regulatory or blue sky authority.

(m)           The First Federal Parties will comply, at their own expense, with all requirements imposed by the Commission, the Federal Reserve Board, the OCC, the FDIC and the Nasdaq Stock Market or pursuant to the applicable Securities Act Regulations, Conversion Regulations and Nasdaq Stock Market requirements as from time to time in force.

(n)            The First Federal Parties will promptly inform the Agent upon the receipt by any of them of service with respect to any material litigation or administrative action instituted with respect to the Conversion or the Offering.

(o)            Each of the Company and the Bank will use the net proceeds received by it from the sale of the Offer Shares in the manner specified in the Prospectus and the General Disclosure Package under "How We Intend to Use the Proceeds From the Offering."

(p)            The Company will report the use of proceeds from the Offering on its first periodic report filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

(q)            The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act. For three years, the Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq Capital Market and, once listed on the Nasdaq Capital Market, the Company will comply with all applicable listing standards required by the Nasdaq Stock Market.

(r)             The First Federal Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rules 5130 and 5131.

(s)             Other than in connection with any employee benefit plan or arrangement described in the Prospectus and the General Disclosure Package, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Shares for a period of 180 days following the Closing Time.

(t)             During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7 hereof, respectively, made prior to the third anniversary of the Closing Time, none of the First Federal Parties shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Common Stock or the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance, with the exception of the intended loan to the ESOP by the Company to enable the ESOP to purchase Common Stock in an amount up to 8% of the Common Stock that will be outstanding following the Offering.

(u)           The First Federal Parties will comply with the conditions imposed by or agreed to with the Federal Reserve Board in connection with its approval of the Conversion Application and the Holding Company Application and the OCC in connection with its approval of the OCC Application, respectively.

(v)           The Company shall not deliver the Shares until the First Federal Parties have satisfied each condition set forth in Section 5 hereof, unless such condition is waived in writing by the Agent.

(w)          The First Federal Parties will furnish to the Agent as early as practicable prior to the Closing Time, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Mid-Tier Holding Company, which have been read by Wipfli, as stated in their letters to be furnished pursuant to subsections (f) and (g) of Section 5 hereof.

(x)            During the period in which the Prospectus is required to be delivered, each of the First Federal Parties will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the Federal Reserve Board, the OCC, the FDIC and the Nasdaq Stock Market.

(y)            The First Federal Parties will not amend the Plan in any manner that would affect the sale of the Offer Shares, the issuance of the Exchange Shares or the terms of this Agreement without the prior written consent of the Agent.

(z)            None of the First Federal Parties will, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus and the General Disclosure Package.

(aa)          The First Federal Parties will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the obligations of the Agent specified in Section 5 hereof.

(bb)         The First Federal Parties will provide the Agent with any information necessary to carry out the allocation of the Offer Shares in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

(cc)          The First Federal Parties will notify the Agent when funds have been received for the minimum number of Offer Shares set forth in the Prospectus.

(dd)         The First Federal Parties will maintain appropriate arrangements for depositing with the Bank all funds received from persons mailing or otherwise submitting subscriptions for or orders to purchase Offer Shares in the Offering, on an interest bearing basis at the rate described in the Prospectus until the Closing Time and satisfaction of all conditions precedent to the release of the Company's obligation to refund payments received from persons subscribing for or ordering Offer Shares in the Offering, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The First Federal Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the First Federal Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(ee)         The First Federal Parties will not distribute any offering material in connection with the Offering except for the Prospectus and the Sales Information that has been filed by the First Federal Parties with the Applications and has been authorized for use by the Federal Reserve Board and any other applicable regulator. The Sales Information will not conflict in any material respect with the information contained in the Registration Statement and the Prospectus.

(ff)           None of the First Federal Parties will take any action which may reasonably be expected to result in the possible loss of the Foundation’s tax-exempt status, and none of the First Federal Parties will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

SECTION 4. PAYMENT OF EXPENSES.

The First Federal Parties jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, including any required FINRA filing fees, (ii) the cost of printing and distributing the materials used in the Offering, (iii) the costs of Blue Sky qualification (including fees and expenses of Blue Sky counsel) of the Shares in the various states, (iv) the fees and expenses incurred in connection with obtaining the quotation of the Shares on the Nasdaq Capital Market, (v) all fees and disbursements of the First Federal Parties’ counsel, accountants and other advisors, and (vi) the establishment and operational expenses for the Stock Information Center (e.g. postage, telephones, supplies, temporary employees, etc.). In the event the Agent incurs any such fees and expenses on behalf of any of the First Federal Parties, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the First Federal Parties without prior approval, which approval will not be unreasonably withheld.

The First Federal Parties jointly and severally agree to pay certain expenses incident to the performance of the Agent’s obligations under this Agreement, regardless of whether the Conversion or the Offering are consummated, including (i) the filing fees paid or incurred by the Agent in connection with all filings with FINRA, (ii) all reasonable documented out-of-pocket expenses up to $15,000 incurred by the Agent in connection with its services as marketing agent as described above including, without limitation, travel, meals, lodging, postage, and documentation expenses, and up to $75,000 incurred by the Agent on legal fees and expenses; provided, however, that the Agent shall document such expenses to the reasonable satisfaction of the First Federal Parties. These expenses assume no unusual circumstances or delays, and no resolicitation in connection with the Offering. The First Federal Parties acknowledge that such expense cap may be increased by $25,000 by mutual consent, including in the event of a material delay of the Offering which would require an update of the financial information in tabular form to reflect a period later than that set forth in the original filing of the offering document. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the First Federal Parties of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5. CONDITIONS OF AGENT’S OBLIGATIONS.

The First Federal Parties and the Agent agree that the issuance and the sale of Offer Shares and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the First Federal Parties herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of any of the First Federal Parties made pursuant to the provisions hereof, to the performance by the First Federal Parties of their obligations hereunder, and to the following further conditions:

(a)            No stop order suspending the effectiveness of the Registration Statement, including any post-effective amendment thereto, shall have been issued under the Securities Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, no order suspending the Offering or authorization for final use of the Prospectus, including any prospectus included in a post-effective amendment to the Registration Statement, shall have been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission or the Federal Reserve Board and no order suspending the sale of the Offer Shares in any jurisdiction shall have been issued.

(b)           At the Closing Time, the Agent shall have received:

(1)            The favorable opinion, dated as of the Closing Time, of Luse Gorman, PC, counsel for the First Federal Parties, in form and substance satisfactory to counsel for the Agent, as attached hereto as Exhibit A.

(2)            The favorable opinion, dated as of the Closing Time, of Reinhart Boerner Van Deuren s.c., counsel for the Agent, as to such matters as the Agent may reasonably require.

(3)            In addition to giving their opinions required by subsections (b)(l) and (b)(2), respectively, of this Section, Luse Gorman, PC and Reinhart Boerner Van Deuren s.c. shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules, notes to financial statements, stock valuation information and other financial or statistical data included therein or omitted therefrom, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules, notes to financial statements, stock valuation information and other financial or statistical data included therein or omitted therefrom, as to which counsel need make no statement), at the time the Registration Statement became effective, as of the date of the Prospectus or at the Closing Time, or (if applicable) that the General Disclosure Package as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving their opinions, Luse Gorman, PC and Reinhart Boerner Van Deuren s.c. may rely as to matters of fact on certificates of officers and directors of the First Federal Parties and certificates of public officials. Reinhart Boerner Van Deuren s.c. may also rely on the opinion of Luse Gorman, PC.

(c)            At the Closing Time, the First Federal Parties shall have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon any of the First Federal Parties by the Federal Reserve Board, the OCC or any other regulatory authority other than those which the Federal Reserve Board, the OCC or any such other regulatory authority permit to be completed after the Conversion.

(d)           At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the Chief Executive Officer of the First Federal Parties and the Chief Financial Officer of the First Federal Parties, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) there shall have been no material transaction entered into by any of the First Federal Parties from the latest date as of which the financial condition of any of the First Federal Parties, as set forth in the Registration Statement, the Prospectus and the General Disclosure Package other than transactions referred to or contemplated therein and transactions in the ordinary course of business consistent with past practice, (iii) none of the First Federal Parties shall have received from the Federal Reserve Board, the OCC or the FDIC any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which order or direction, if any, shall have been disclosed in writing to the Agent) or which materially and adversely would affect the business, financial condition, results of operations or prospects of the First Federal Parties, considered as one enterprise, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) each of the First Federal Parties has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the knowledge of the First Federal Parties, threatened by the Commission, (vii) no order suspending the Federal Reserve Board’s approval of the Holding Company Application or the Conversion Application or the OCC’s approval of the OCC Application or the transactions contemplated thereby has been issued and no proceedings for that purpose have been initiated or, to the knowledge of the First Federal Parties, threatened by the Federal Reserve Board or the OCC and no person has sought to obtain regulatory or judicial review of the action of the Federal Reserve Board in approving the Plan in accordance with the Conversion Regulations nor has any person sought to obtain regulatory or judicial review of the action of the Federal Reserve Board in approving the Conversion Application or the Holding Company Application, and (viii) no order suspending the Offering or authorization for use of the Prospectus has been issued and no proceedings for that purpose have been initiated by the Federal Reserve Board.

(e)           At the Closing Time, the Agent shall have received a certificate of the Chief Executive Officer of the First Federal Parties and the Chief Financial Officer of the First Federal Parties, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement, the Prospectus and the General Disclosure Package; (ii) based on each of their knowledge, the Registration Statement, the Prospectus and the General Disclosure Package do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; (iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement, the Prospectus and the General Disclosure Package fairly present the consolidated financial condition and consolidated results of operations of the Mid-Tier Holding Company as of and for the dates and periods covered by the Registration Statement and the Prospectus; (iv) they are responsible for establishing and maintaining disclosure controls and procedures; (v) they have designed such disclosure controls and procedures to ensure that material information relating to the First Federal Parties is made known to them; (vi) they have evaluated the effectiveness of their disclosure controls and procedures; and (vii) they have disclosed to Wipfli and the audit committee (A) all significant deficiencies in the design or operation of disclosure controls and procedures which are reasonably likely to adversely affect the First Federal Parties’ ability to record, process, summarize, and report financial data, and have identified for the Company’s and the Mid-Tier Holding Company’s independent registered public accounting firm any material weaknesses in disclosure controls and procedures and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the First Federal Parties’ disclosure controls and procedures.

(f)            As of the date hereof, the Agent shall have received from Wipfli a letter dated such date, in form and substance satisfactory to the Agent, containing statements and information of the type ordinarily included in auditors’ "comfort letters" to underwriters and marketing agents with respect to the consolidated financial statements and financial information contained in the Registration Statement and the Prospectus; provided that the letter shall use a "cut-off" date no more than three (3) business days prior to the date hereof.

(g)           At the Closing Time, the Agent shall have received from Wipfli a letter dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Time.

(h)           The "lock-up" agreements, each substantially in the form of Exhibit B hereto, between the Agent and the persons set forth on Exhibit C hereto, relating to sales and certain other dispositions of shares of Common Stock, Mid-Tier Holding Company Common Stock or certain other securities, shall be delivered to the Agent on or before the date hereof and shall be in full force and effect on the Closing Time.

(i)            At the Closing Time, the Shares shall have been approved for listing on the Nasdaq Capital Market.

(j)            At the Closing Time, the Agent shall have received a letter from the Appraiser, dated as of the Closing Time, confirming its appraisal.

(k)           At the Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Offer Shares and the issuance of the Exchange Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offer Shares and the issuance of the Exchange Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

(l)            At any time prior to the Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Offer Shares or to enforce contracts, including subscriptions or orders, for the sale of the Offer Shares, and (ii) trading generally on any of the NYSE MKT, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by any of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or Wisconsin authorities.

SECTION 6. INDEMNIFICATION.

(a)           The First Federal Parties, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each of its respective partners, directors, officers, employees and agents as follows:

(i)             from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Conversion or any action taken by the Agent where acting as agent of any of the First Federal Parties or otherwise as described in Section 2 hereof;

(ii)            from and against any and all loss, liability, claim, judgment, damage and expense whatsoever, as incurred, based upon or arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus, the Members' Proxy Statement, the Shareholders' Proxy Statement or any amendment or supplement thereto (including any post-effective amendment), (B) the omission or alleged omission to state a material fact required to be stated in the Registration Statement, the Prospectus or the General Disclosure Package or necessary to make the statements therein not misleading or (C) any omission or alleged omission from the Prospectus, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus, the Members' Proxy Statement or the Shareholders' Proxy Statement to state therein a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(iii)           from and against any and all loss, liability, claim, judgment, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and

(iv)          from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, judgment, damage or expense that arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the written information furnished to the Company by the Agent expressly for use therein, provided that the First Federal Parties hereby acknowledge and agree that the only information that the Agent has furnished to the Company consists solely of the information set forth in set forth in [●] in the Prospectus (the "Agent Information"). To the extent required by law, the indemnification provided for in this paragraph (a) shall be subject to and limited by Section 23A of the Federal Reserve Act, as amended.

(b)           The Agent agrees to indemnify and hold harmless the First Federal Parties, their respective directors or trustees, as applicable, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, judgment, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(c)            Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. If any such action shall be brought or asserted against an indemnified party and such indemnified party shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to such indemnified party that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. An indemnifying party may participate at its own expense in the defense of any such action. The indemnifying party shall not be liable for the fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from such indemnifying party’s own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding anything to the contrary in this Section 6, the indemnifying party shall not, without the prior written consent of an indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which indemnity could have been sought hereunder by such indemnified party unless (i) such settlement includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on claims that are the subject matter of such action and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           The First Federal Parties also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Bank, the Mid-Tier Holding Company and its security holders, the Company and its security holders, the MHC and its members or any of the First Federal Parties’ creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent’s bad faith, willful misconduct or gross negligence.

(e)            In addition to, and without limiting, the provisions of Section (6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees, affiliates or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against any of the First Federal Parties, the Agent or any of its affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the First Federal Parties jointly and severally agree to reimburse the Agent and its partners, directors, officers, employees or agents for all reasonable and necessary out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent and its partners, directors, officers, employees or agents in an amount to be mutually agreed upon.

SECTION 7. CONTRIBUTION.

In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms or is insufficient in respect of any losses, liabilities, claims, judgments, damages or expenses referred to therein, the First Federal Parties and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by any of the First Federal Parties or the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the First Federal Parties are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the First Federal Parties on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the First Federal Parties on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and its respective partners, directors, officers, employees, affiliates and agents shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the First Federal Parties submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or controlling person, or by or on behalf of any of the First Federal Parties, and shall survive delivery of the Shares.

SECTION 9. TERMINATION OF AGREEMENT

(a)           The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Offer Shares or to enforce contracts, including subscriptions or orders, for the sale of the Offer Shares, (iii) if trading generally on the Nasdaq Stock Market, the NYSE MKT or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or Wisconsin authorities, (iv) if any condition specified in Section 5 hereof shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of any of the First Federal Parties or the prospective market for the Offer Shares as in the Agent’s good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Offer Shares; (vi) if, in the Agent’s good faith opinion, the aggregate price for the Offer Shares established by the Appraiser is not reasonable or equitable under then prevailing market conditions, or (vii) if the Conversion is not consummated on or prior to June 30, 2020.

(b)           If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10. NOTICES.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to 20 North Wacker Drive, Suite 2035, Chicago, Illinois 60606, attention of Greg Gersack, Head of Equity Capital Markets, with a copy to John T. Reichert at Reinhart Boerner Van Deuren s.c., 1000 North Water Street, Suite 1700, Milwaukee, Wisconsin 53202; notices to any of the First Federal Parties shall be directed to any of them at 1360 South Moorland Road, Brookfield, Wisconsin 53005, attention of Edward H. Schaefer, President and Chief Executive Officer, with a copy to Kip Weissman, Esq., at Luse Gorman, PC, 5335 Wisconsin Avenue, Washington, D.C. 20015.

SECTION 11. PARTIES.

This Agreement shall inure to the benefit of and be binding upon the Agent, the First Federal Parties and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the First Federal Parties and their respective successors and the controlling persons and the partners, officers, directors, trustees, employees, affiliates and agents referred to in Sections 6 and 7 hereof and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the First Federal Parties and their respective successors, and said controlling persons, partners, officers, directors and trustees and their respective heirs, partners, legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. AMENDMENT.

No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

SECTION 13. GOVERNING LAW AND TIME.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Central Time.

SECTION 14. SEVERABILITY.

Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15. HEADINGS.

Section headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

[The next page is the signature page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent on the one hand, and the First Federal Parties on the other in accordance with its terms.

Very truly yours,

FFBW, INC., a Federal stock corporation

By:	/s/ Edward H. Schaefer
Edward H. Schaefer
President and Chief Executive Officer

FFBW, INC., a Maryland corporation

By:	/s/ Edward H. Schaefer
Edward H. Schaefer
President and Chief Executive Officer

FIRST FEDERAL BANK OF WISCONSIN

By:	/s/ Edward H. Schaefer
Edward H. Schaefer
President and Chief Executive Officer

FFBW, MHC

By:	/s/ Edward H. Schaefer
Edward H. Schaefer
President and Chief Executive Officer

CONFIRMED AND ACCEPTED
As of date first above written:

JANNEY MONTGOMERY SCOTT LLC

By:	/s/ Robert A. Kotecki
Name:	Robert A. Kotecki